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                                                                      EXHIBIT 21


                            LAKES ENTERTAINMENT, INC.
                              LIST OF SUBSIDIARIES




          1.      Grand Casinos Nevada I, Inc.
          2.      Mille Lacs Gaming, LLC
          3.      Grand Casinos of Louisiana, LLC -- Tunica-Biloxi
          4.      Grand Casinos of Louisiana, LLC -- Coushatta
          5.      Grand Casinos Pechanga, Inc.
          6.      Grand Casinos Washington, Inc.
          7.      Grand Media & Electronics Distributing, Inc.
          8.      Magnum Investments of Lake Charles, Inc.
          9.      Grand Casinos & Resorts of Canada, Inc.
         10.      Grand Casinos Ontario, Inc.
         11.      Great Lakes Gaming of Michigan, LLC
         12.      Mille Lacs Gaming, LLP
         13.      TRAK 21, LLC
         14.      Lakes Jamul, Inc.
         15.      Lakes Kean Argovitz Resorts -- California, LLC
         16.      Lakes Shingle Springs, Inc.
         17.      Lakes KAR -- Shingle Springs, LLC
         18.      Lakes Gaming & Resorts, LLC
         19.      RFC Acquisition Co.
         20.      Lakes Game Development, LLC
         21.      Lakes Nipmuc, LLC
         22.      Metroplex -- Lakes, LLC
         23.      Lakes California Land Development, Inc.
         24.      2022 Ranch, LLC
         25.      Lakes Cloverdale, LLC
         26.      Pacific Coast Gaming -- Santa Rosa, LLC
         27.      Borders Land Company, LLC
         28.      Lakes Poker Tour, LLC
         29.      World Poker Tour, LLC